Exhibit 99.1

PRESS RELEASE	Corporate Headquarters 400 South Hope Street 25th Floor Los Angeles, CA 90071 www.cbre.com

FOR IMMEDIATE RELEASE

For further information:
Brad Burke	Steve Iaco
Investor Relations	Media Relations
215.921.7436	212.984.6535

CBRE GROUP, INC. REPORTS STRONG FINANCIAL RESULTS FOR

FULL-YEAR AND FOURTH-QUARTER 2017

2017 Full Year Highlights

GAAP EPS of $2.03, up 20%

Adjusted EPS of $2.71, up 18%

8th Consecutive Year of Double-Digit Adjusted EPS Growth

Revenue and Fee Revenue up 9% and 8%, respectively

Los Angeles, CA – February 8, 2018 — CBRE Group, Inc. (NYSE:CBG) today reported strong financial results for the year and fourth quarter ended December 31, 2017.

“Our fourth-quarter results capped another excellent year for CBRE,” said Bob Sulentic, the company’s president and chief executive officer. “Fee revenue was up 9% in local currency and adjusted earnings per share rose 6%. Our performance significantly exceeded the expectations we discussed on our third quarter earnings call, and was led by occupier outsourcing and leasing fee revenue growth of 17% and 11% respectively, in local currency.”

“Revenue and earnings for 2017 reached all-time highs, and we made important strategic gains across the company,” he added. 2017 marked the 8th consecutive year of double-digit adjusted earnings per share growth for CBRE.

Looking ahead to 2018, Mr. Sulentic said: “We regard the macro environment as a supportive backdrop for our business, and we continue to operate within an industry poised for long-term growth. This is due to the growing acceptance of outsourced commercial real estate services, the increasing capital allocation to commercial real estate as an institutional asset class, and the continuing consolidation of activity within our industry to the highest-quality, globally diversified market leaders.”

For full year 2018, CBRE expects to achieve adjusted earnings per share in the range of $3.00 to $3.15. This represents an increase of 13% at the midpoint of the range with 8% attributable to EBITDA growth and 5% attributable to the combined net effect of a lower expected tax rate due to U.S. corporate tax reform, interest savings and higher depreciation & amortization.

Full-Year 2017 Results

•	Revenue for full-year 2017 totaled $14.2 billion, an increase of 9% (same local currency1). Fee revenue[2] increased 8% (same local currency) to $9.4 billion.
•

On a GAAP basis, net income increased 21% and earnings per diluted share increased 20% to $691.5 million and $2.03 per share, respectively. Adjusted net income[3] rose 19% to $924.5 million, while adjusted earnings per share[3] improved 18% to $2.71 per share.

CBRE Press Release

February 8, 2018

•

Full-year 2017 adjustments to GAAP net income included a $143.4 million[4], or $0.42 per share, net charge, attributable to the tax impact of the 2017 Tax Cuts and Jobs Act (the Tax Act).  This net charge is primarily comprised of a transition tax on accumulated foreign earnings, net of a tax benefit from the remeasurement of certain deferred tax assets and liabilities using the lower U.S. corporate income tax rate. Absent the non-recurring impact of the tax law changes, GAAP earnings per diluted share would have risen 45% for full-year 2017. Adjustments also included $112.9 million (pre-tax) of non-cash acquisition-related amortization and $27.4 million (pre-tax) of integration and other costs related to acquisitions. These costs were partially offset by $8.5 million (pre-tax) reversal of net carried interest incentive compensation and a net tax benefit of $42.1 million associated with the aforementioned pre-tax adjustments.

•

EBITDA[5] increased 23% (same local currency) to $1.7 billion and adjusted EBITDA[5] increased 10% (9% local currency) to $1.7 billion. Adjusted EBITDA margin on fee revenue increased 32 basis points to 18.2%.

Fourth-Quarter 2017 Results

•	Revenue for the fourth quarter totaled $4.3 billion, an increase of 13% (11% local currency). Fee revenue increased 11% (9% local currency) to $3.0 billion.
•

On a GAAP basis, net income decreased 36% and earnings per diluted share decreased 37% to $168.4 million and $0.49 per share, respectively. The declines in net income and earnings per diluted share were primarily attributable to the aforementioned impact of the Tax Act. Adjusted net income for the fourth quarter of 2017 rose 7% to $337.9 million, while adjusted earnings per share improved 6% to $0.99 per share.

•

The adjustments to GAAP net income for the fourth quarter of 2017 included a $143.4 million, or $0.42 per share, net charge attributable to the aforementioned impacts of The Tax Act. Absent the non-recurring impact of the tax law changes, GAAP earnings per diluted share would have risen 17% for the fourth quarter of 2017. Adjustments also included $30.4 million (pre-tax) of non-cash acquisition-related amortization and $4.4 million (pre-tax) of net carried interest incentive compensation expense. These costs were partially offset by a net tax benefit of $8.7 million associated with the aforementioned pre-tax adjustments.

•

EBITDA increased 10% (8% local currency) to $577.8 million and adjusted EBITDA increased 2% (1% local currency) to $582.2 million. Adjusted EBITDA margin on fee revenue decreased 170 basis points to 19.7%. The fourth quarter of 2016 represents a difficult comparison; note that the adjusted EBITDA margins on fee revenue for the fourth quarters of 2014, 2015, 2016, and 2017 were 17.2%, 16.3%, 19.9%, and 18.7%, respectively, in our regional services businesses. The fourth quarter of 2017 was also negatively impacted by the decline in adjusted EBITDA from Development Services.

CBRE Press Release

February 8, 2018

Fourth-Quarter 2017 Segment Review

The following tables present highlights of CBRE segment performance during the fourth quarter of 2017 (dollars in thousands):

	Americas			EMEA			APAC
		% Change from Q4 2016			% Change from Q4 2016			% Change from Q4 2016
	Q4 2017	USD	LC	Q4 2017	USD	LC	Q4 2017	USD	LC
Revenue	$2,341,276	11%	12%	$1,332,825	17%	9%	$526,603	13%	11%
Fee revenue	1,688,991	9%	9%	780,705	16%	8%	349,445	8%	7%
EBITDA	324,796	13%	13%	132,133	36%	25%	69,338	2%	2%
Adjusted EBITDA	324,796	4%	4%	132,133	8%	-1%	69,338	—	-1%

	Global Investment Management			Development Services (6)
		% Change from Q4 2016			% Change from Q4 2016
	Q4 2017	USD	LC	Q4 2017	USD	LC
Revenue	$103,193	12%	7%	$32,315	60%	60%
EBITDA	17,038	-29%	-34%	34,534	-28%	-28%
Adjusted EBITDA	21,402	44%	36%	34,534	-28%	-28%

Excluding the impact of all currency movement including hedging activity, adjusted EBITDA growth rates for the fourth quarter of 2017 were: 5% in the Americas, -1% in EMEA, -4% in APAC and 46% in Global Investment Management.

CBRE produced solid revenue growth in all three of its global regions in the fourth quarter of 2017.

•	APAC saw a 13% (11% local currency) revenue increase, supported by solid growth across the region, most notably in Australia, India, Japan and Singapore.
•	In the Americas, revenue increased 11% (12% local currency), with strong growth in Canada, Mexico and the United States.
•	EMEA revenue rose 17% (9% local currency), driven by Spain and the United Kingdom.

Revenue growth across CBRE’s global business lines was largely organic.

•

Global occupier outsourcing achieved growth of 19% (17% local currency) in revenue and 20% (17% local currency) in fee revenue. Acquisitions contributed 1% to the revenue growth rate and 2% to the fee revenue growth rate in the quarter.

o	Growth was broad-based across the three global regions, led by India, the United Kingdom and the United States.
•	Leasing revenue rose by double digits, increasing 13% (11% local currency).
o	APAC produced 17% (same local currency) leasing revenue growth, paced by Australia, Greater China and Japan.
o	Americas leasing revenue rose 12% (same local currency), with strong performance in Brazil, Canada and the United States.
o	EMEA leasing revenue rose 12% (3% local currency), led by France.
•	Revenue edged up 1% (down 1% local currency) for the capital markets businesses – property sales and commercial mortgage origination – on a combined basis.
•	Among the capital markets businesses, global property sales revenue was flat (down 2% local currency), consistent with the decline in market volumes globally.
o	EMEA remained robust with sales revenue up 29% (20% local currency). Several countries drove this outcome, including Germany, Italy, Netherlands, Spain and the United Kingdom.

CBRE Press Release

February 8, 2018

o	APAC sales revenue fell 7% (down 8% local currency) compared with a very strong fourth quarter of 2016, when sales surged 42% (35% in local currency).
o

Americas sales revenue declined 8% (same local currency), as strong gains in Canada and Mexico were offset by lower activity in the United States, which saw revenue decrease in line with the decline in market volumes.

o	For the full year, CBRE’s U.S. investment sales market share rose 80 basis points to 17.0%, almost double the nearest competitor, according to Real Capital Analytics.
•

The other capital markets business, commercial mortgage origination, saw revenue increase 5% (same local currency). This is on top of the 36% growth achieved in the fourth quarter of 2016. Loan volume growth remained healthy, particularly with conduit lenders due to higher CMBS activity.

•

Recurring revenue from CBRE’s growing loan servicing portfolio increased 31% (30% local currency). At the end of the fourth quarter, the loan servicing portfolio totaled approximately $174 billion, up 20% from year-end 2016.

•	Property management services produced growth of 14% (12% local currency) for revenue and 16% (14% local currency) for fee revenue. Growth was strong worldwide, most notably in APAC.
•	Valuation revenue rose 3% (flat local currency).
•	CBRE’s Global Investment Management business produced adjusted EBITDA growth of 44% (36% local currency) in the fourth quarter.
o

In the Global Investment Management segment, assets under management (AUM) totaled $103.2 billion, up $4.9 billion from the third quarter of 2017. Favorable currency movement added approximately $600 million to AUM during the quarter.

•

As expected, adjusted EBITDA in the Development Services business declined 28% (same local currency) from the year-earlier fourth quarter due to the timing of asset sales, which were significantly higher in the fourth quarter of 2016.

o

In the Development Services segment, projects in process totaled $6.8 billion at year-end 2017, up almost $1.0 billion from the third quarter of 2017. The pipeline decreased $1.6 billion during the quarter, reflecting a higher-than-normal conversion of pipeline deals to in process activity.

CBRE also announced plans to call its $800 million of 5% bonds due in 2023 in March 2018, which will be funded with cash on hand and borrowings under its credit facility.

Conference Call Details

The company’s fourth quarter earnings conference call will be held today (Thursday, February 8, 2018) at 8:30 a.m. Eastern Time. A webcast, along with an associated slide presentation, will be accessible through the Investor Relations section of the company’s website at www.cbre.com/investorrelations.

The direct dial-in number for the conference call is 877-407-8037 for U.S. callers and 201-689-8037 for international callers. A replay of the call will be available starting at 1:00 p.m. Eastern Time on February 8, 2018, and ending at midnight Eastern Time on February 15, 2018. The dial-in number for the replay is 877‑660‑6853 for U.S. callers and 201-612-7415 for international callers. The access code for the replay is 13675166. A transcript of the call will be available on the company’s Investor Relations website at www.cbre.com/investorrelations.

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE:CBG), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services and investment firm (based on 2017 revenue). The company has more than 80,000 employees (excluding affiliates), and serves real estate investors and occupiers through approximately 450 offices (excluding affiliates) worldwide. CBRE offers a broad range of integrated services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com.

The information contained in, or accessible through, the company’s website is not incorporated into this press release.

CBRE Press Release

February 8, 2018

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our future growth momentum, operations, financial performance (including adjusted earnings per share), currency movement, market share, and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic and business conditions, particularly in geographies where our business may be concentrated; volatility and disruption of the securities, capital and credit markets, interest rate increases, the cost and availability of capital for investment in real estate, clients’ willingness to make real estate or long-term contractual commitments and other factors affecting the value of real estate assets, inside and outside the United States; increases in unemployment and general slowdowns in commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant movements in average cap rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; our ability to diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to maintain EBITDA and adjusted EBITDA margins that enable us to continue investing in our platform and client service offerings; our ability to control costs relative to revenue growth; economic volatility and market uncertainty globally related to uncertainty surrounding the implementation and effect of the United Kingdom’s referendum to leave the European Union, including uncertainty in relation to the legal and regulatory framework that would apply to the United Kingdom and its relationship with the remaining members of the European Union; foreign currency fluctuations; our ability to retain and incentivize key personnel; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate synergistic and accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; the ability of our Global Investment Management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; the ability of our wholly-owned subsidiary, CBRE Capital Markets, Inc., to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; variations in historically customary seasonal patterns that cause our business not to perform as expected; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; liabilities under guarantees, or for construction defects, that we incur in our Development Services business; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; changes in domestic and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, currency controls and other trade control laws), particularly in Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, as well as the anti-corruption laws and trade sanctions of the U.S. and other countries; our ability to maintain our effective tax rate at or below current levels; changes in applicable tax or accounting requirements, including the impact of any subsequent additional regulation and guidance associated with the Tax Cuts and Jobs Act signed into law by President Trump on December 22, 2017; and the effect of implementation of new accounting rules and standards.

Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.

CBRE Press Release

February 8, 2018

Note – CBRE has not reconciled the (non-GAAP) adjusted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, carried interest incentive compensation and financing costs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

The terms “fee revenue,” “adjusted net income,” “adjusted earnings per share” (or adjusted EPS), “EBITDA” and “adjusted EBITDA,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

1  Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.

2  Fee revenue is gross revenue less both client reimbursed costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients. Certain adjustments have been made to 2016 fee revenue to conform with current-year presentation.

3  Adjusted net income and adjusted earnings per share (or adjusted EPS) exclude the effect of select charges from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes for such charges. Adjustments during the periods presented included non-cash amortization expense related to certain intangible assets attributable to acquisitions, integration and other costs related to acquisitions, cost-elimination expenses and certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue. Adjustments also included the tax impact of U.S. tax reform.

4  In December 2017, the Securities and Exchange Commission (SEC) staff issued Staff Accounting Bulletin No. 118 (SAB 118), Income Tax Accounting Implications of the Tax Cuts and Jobs Act (Tax Act), which allows us to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. The net charge related to the Tax Act is based upon our reasonable estimates and interpretation of the Tax Act. We consider certain aspects of this charge to be provisional and the impact may change due to additional guidance that may be issued by the U.S. Government as well as ongoing analysis of our data and assumptions we have made. Our accounting for the effects of the Tax Act is expected to be completed within the measurement period provided by SAB 118.

5  EBITDA represents earnings before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization. Amounts shown for adjusted EBITDA further remove (from EBITDA) the impact of certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, cash and non-cash charges related to acquisitions and certain cost-elimination expenses.

6  Revenue in the Development Services segment does not include equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interest. EBITDA includes equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense.

CBRE Press Release

February 8, 2018

CBRE GROUP, INC.

OPERATING RESULTS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016

(Dollars in thousands, except share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue:
Fee revenue (1)	$2,954,649	$2,655,299	$9,389,412	$8,725,829
Pass through costs also recognized as revenue	1,381,563	1,168,532	4,820,196	4,345,760
Total revenue	4,336,212	3,823,831	14,209,608	13,071,589

Costs and expenses:
Cost of services	2,974,208	2,603,098	9,893,226	9,123,727
Operating, administrative and other	835,151	770,972	2,858,654	2,781,310
Depreciation and amortization	109,100	96,940	406,114	366,927
Total costs and expenses	3,918,459	3,471,010	13,157,994	12,271,964

Gain on disposition of real estate (2)	965	—	19,828	15,862

Operating income	418,718	352,821	1,071,442	815,487

Equity income from unconsolidated subsidiaries (2)	51,971	80,449	210,207	197,351
Other income (loss)	336	(3,765)	9,405	4,688
Interest income	2,886	2,506	9,853	8,051
Interest expense	32,891	35,801	136,814	144,851
Income before provision for income taxes	441,020	396,210	1,164,093	880,726
Provision for income taxes	270,334	131,084	466,147	296,662
Net income	170,686	265,126	697,946	584,064
Less: Net income attributable to non-controlling interests (2)	2,286	1,151	6,467	12,091
Net income attributable to CBRE Group, Inc.	$168,400	$263,975	$691,479	$571,973

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$0.50	$0.78	$2.05	$1.71
Weighted average shares outstanding for basic income per share	338,777,028	336,843,925	337,658,017	335,414,831

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$0.49	$0.78	$2.03	$1.69
Weighted average shares outstanding for diluted income per share	341,728,078	338,839,469	340,783,556	338,424,563

EBITDA	$577,839	$525,294	$1,690,701	$1,372,362
Adjusted EBITDA	$582,203	$568,485	$1,709,534	$1,561,003

(1)	Certain adjustments have been made to 2016 fee revenue to conform with current-year presentation.
(2)

Equity income from unconsolidated subsidiaries and gain on disposition of real estate, less net income attributable to non-controlling interests, includes income of $45.9 million and $74.7 million for the three months ended December 31, 2017 and 2016, respectively, and $201.3 million and $181.7 million for the twelve months ended December 31, 2017 and 2016, respectively, attributable to Development Services but does not include significant related compensation expense (which is included in operating, administrative and other expenses). In the Development Services segment, related equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense, are all included in EBITDA.

CBRE Press Release

February 8, 2018

CBRE GROUP, INC.

SEGMENT RESULTS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2017

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31, 2017
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue	$1,688,991	$780,705	$349,445	$103,193	$32,315	$2,954,649
Pass through costs also recognized as revenue	652,285	552,120	177,158	—	—	1,381,563
Total revenue	2,341,276	1,332,825	526,603	103,193	32,315	4,336,212

Costs and expenses:
Cost of services	1,628,722	978,037	367,449	—	—	2,974,208
Operating, administrative and other	391,933	222,826	90,052	86,653	43,687	835,151
Depreciation and amortization	75,277	20,368	4,898	8,117	440	109,100
Total costs and expenses	2,095,932	1,221,231	462,399	94,770	44,127	3,918,459

Gain on disposition of real estate	—	—	—	—	965	965

Operating income (loss)	245,344	111,594	64,204	8,423	(10,847)	418,718

Equity income from unconsolidated subsidiaries	5,632	335	236	736	45,032	51,971
Other (loss) income	(1,457)	5	—	1,788	—	336
Less: Net income attributable to non-controlling interests	—	169	—	2,026	91	2,286
Add-back: Depreciation and amortization	75,277	20,368	4,898	8,117	440	109,100

EBITDA	324,796	132,133	69,338	17,038	34,534	577,839

Adjustments:
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	—	4,364	—	4,364

Adjusted EBITDA	$324,796	$132,133	$69,338	$21,402	$34,534	$582,203

CBRE Press Release

February 8, 2018

CBRE GROUP, INC.

SEGMENT RESULTS—(CONTINUED)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2016

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31, 2016
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue (1)	$1,544,518	$675,486	$323,168	$91,876	$20,251	$2,655,299
Pass through costs also recognized as revenue	558,351	466,792	143,389	—	—	1,168,532
Total revenue	2,102,869	1,142,278	466,557	91,876	20,251	3,823,831

Costs and expenses:
Cost of services	1,455,136	832,055	315,907	—	—	2,603,098
Operating, administrative and other	363,342	212,637	83,115	64,734	47,144	770,972
Depreciation and amortization	67,766	15,988	4,847	7,801	538	96,940
Total costs and expenses	1,886,244	1,060,680	403,869	72,535	47,682	3,471,010

Gain on disposition of real estate	—	—	—	—	—	—

Operating income (loss)	216,625	81,598	62,688	19,341	(27,431)	352,821

Equity income from unconsolidated subsidiaries	4,013	591	81	970	74,794	80,449
Other income (loss)	114	12	—	(3,891)	—	(3,765)
Less: Net income (loss) attributable to non-controlling interests	—	834	(123)	367	73	1,151
Add-back: Depreciation and amortization	67,766	15,988	4,847	7,801	538	96,940

EBITDA	288,518	97,355	67,739	23,854	47,828	525,294

Adjustments:
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—	(9,032)	—	(9,032)
Integration and other costs related to acquisitions	25,169	25,451	1,603	—	—	52,223

Adjusted EBITDA	$313,687	$122,806	$69,342	$14,822	$47,828	$568,485

(1)

In 2017, we have changed the presentation of the operating results of one of our emerging businesses among our regional services reporting segments. Prior year amounts have been reclassified to conform with the current-year presentation. This change had no impact on our consolidated results. Additionally, certain adjustments have been made to 2016 fee revenue to conform with current-year presentation.

CBRE Press Release

February 8, 2018

CBRE GROUP, INC.

SEGMENT RESULTS—(CONTINUED)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2017

(Dollars in thousands)

(Unaudited)

	Twelve Months Ended December 31, 2017
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue	$5,438,992	$2,378,582	$1,116,567	$377,644	$77,627	$9,389,412
Pass through costs also recognized as revenue	2,421,247	1,786,207	612,742	—	—	4,820,196
Total revenue	7,860,239	4,164,789	1,729,309	377,644	77,627	14,209,608

Costs and expenses:
Cost of services	5,476,929	3,180,830	1,235,467	—	—	9,893,226
Operating, administrative and other	1,405,411	689,432	318,757	285,831	159,223	2,858,654
Depreciation and amortization	289,338	72,322	18,258	24,123	2,073	406,114
Total costs and expenses	7,171,678	3,942,584	1,572,482	309,954	161,296	13,157,994

Gain on disposition of real estate	—	—	—	—	19,828	19,828

Operating income (loss)	688,561	222,205	156,827	67,690	(63,841)	1,071,442

Equity income from unconsolidated subsidiaries	18,789	1,553	397	7,923	181,545	210,207
Other income (loss)	37	(67)	—	9,435	—	9,405
Less: Net income attributable to non-controlling interests	—	64	—	6,280	123	6,467
Add-back: Depreciation and amortization	289,338	72,322	18,258	24,123	2,073	406,114

EBITDA	996,725	295,949	175,482	102,891	119,654	1,690,701

Adjustments:
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—	(8,518)	—	(8,518)
Integration and other costs related to acquisitions	17,139	9,794	418	—	—	27,351

Adjusted EBITDA	$1,013,864	$305,743	$175,900	$94,373	$119,654	$1,709,534

CBRE Press Release

February 8, 2018

CBRE GROUP, INC.

SEGMENT RESULTS—(CONTINUED)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2016

(Dollars in thousands)

(Unaudited)

	Twelve Months Ended December 31, 2016
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue (1)	$5,106,971	$2,191,232	$986,412	$369,800	$71,414	$8,725,829
Pass through costs also recognized as revenue	2,139,488	1,693,364	512,908	—	—	4,345,760
Total revenue	7,246,459	3,884,596	1,499,320	369,800	71,414	13,071,589

Costs and expenses:
Cost of services	5,049,774	3,001,724	1,072,229	—	—	9,123,727
Operating, administrative and other	1,357,781	686,079	301,097	297,194	139,159	2,781,310
Depreciation and amortization	254,118	66,619	17,810	25,911	2,469	366,927
Total costs and expenses	6,661,673	3,754,422	1,391,136	323,105	141,628	12,271,964

Gain on disposition of real estate	—	—	—	—	15,862	15,862

Operating income (loss)	584,786	130,174	108,184	46,695	(54,352)	815,487

Equity income from unconsolidated subsidiaries	17,892	1,817	223	7,243	170,176	197,351
Other (loss) income	(90)	22	—	4,756	—	4,688
Less: Net income attributable to non-controlling interests	—	476	85	7,174	4,356	12,091
Add-back: Depreciation and amortization	254,118	66,619	17,810	25,911	2,469	366,927

EBITDA	856,706	198,156	126,132	77,431	113,937	1,372,362

Adjustments:
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—	(15,558)	—	(15,558)
Integration and other costs related to acquisitions	71,376	47,852	6,515	—	—	125,743
Cost-elimination expenses	22,273	25,640	9,265	21,278	—	78,456

Adjusted EBITDA	$950,355	$271,648	$141,912	$83,151	$113,937	$1,561,003

(1)

In 2017, we have changed the presentation of the operating results of one of our emerging businesses among our regional services reporting segments. Prior year amounts have been reclassified to conform with the current-year presentation. This change had no impact on our consolidated results. Additionally, certain adjustments have been made to 2016 fee revenue to conform with current-year presentation.

CBRE Press Release

February 8, 2018

Non-GAAP Financial Measures

The following measures are considered “non-GAAP financial measures” under SEC guidelines:

(i)	Fee revenue
(ii)	Net income attributable to CBRE Group, Inc., as adjusted (which we also refer to as “adjusted net income”)
(iii)	Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (which we also refer to as “adjusted earnings per share” or “adjusted EPS”)
(iv)	EBITDA and adjusted EBITDA

These measures are not recognized measurements under United States generally accepted accounting principles, or “GAAP.”  When analyzing our operating performance, investors should use them in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.

Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.

With respect to fee revenue:  the company believes that investors may find this measure useful to analyze the financial performance of our Occupier Outsourcing and Property Management business lines and our business generally.  Fee revenue excludes costs reimbursable by clients, and as such provides greater visibility into the underlying performance of our business.

With respect to adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA:  the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions—and in the case of EBITDA and adjusted EBITDA—the effects of financings and income tax and the accounting effects of capital spending. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of EBITDA and adjusted EBITDA, these measures are not intended to be measures of free cash flow for our management’s discretionary use because they do not consider cash requirements such as tax and debt service payments. The EBITDA and adjusted EBITDA measures calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments. The company also uses adjusted EBITDA and adjusted EPS as significant components when measuring our operating performance under our employee incentive compensation programs.

CBRE Press Release

February 8, 2018

Net income attributable to CBRE Group, Inc., as adjusted (or adjusted net income), and diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (or adjusted EPS), are calculated as follows (dollars in thousands, except share data):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net income attributable to CBRE Group, Inc.	$168,400	$263,975	$691,479	$571,973

Plus / minus:
Non-cash amortization expense related to certain intangible assets attributable to acquisitions	30,419	29,347	112,945	111,105
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	4,364	(9,032)	(8,518)	(15,558)
Integration and other costs related to acquisitions	—	52,223	27,351	125,743
Cost-elimination expenses (1)	—	—	—	78,456
Tax impact of adjusted items	(8,680)	(21,766)	(42,128)	(93,181)
Impact of U.S. tax reform	143,359	—	143,359	—

Net income attributable to CBRE Group, Inc. shareholders, as adjusted	$337,862	$314,747	$924,488	$778,538

Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted	$0.99	$0.93	$2.71	$2.30

Weighted average shares outstanding for diluted income per share	341,728,078	338,839,469	340,783,556	338,424,563

EBITDA and adjusted EBITDA, are calculated as follows (dollars in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net income attributable to CBRE Group, Inc.	$168,400	$263,975	$691,479	$571,973

Add:
Depreciation and amortization	109,100	96,940	406,114	366,927
Interest expense	32,891	35,801	136,814	144,851
Provision for income taxes	270,334	131,084	466,147	296,662
Less:
Interest income	2,886	2,506	9,853	8,051

EBITDA	577,839	525,294	1,690,701	1,372,362

Adjustments:
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	4,364	(9,032)	(8,518)	(15,558)
Integration and other costs related to acquisitions	—	52,223	27,351	125,743
Cost-elimination expenses (1)	—	—	—	78,456

Adjusted EBITDA	$582,203	$568,485	$1,709,534	$1,561,003

(1)

Represents cost-elimination expenses relating to a program initiated in the fourth quarter of 2015 and completed in the third quarter of 2016 to reduce the company’s global cost structure after several years of significant revenue and related cost growth. Cost-elimination expenses incurred during the twelve months ended December 31, 2016 consisted of $73.6 million of severance costs related to headcount reductions in connection with the program and $4.9 million of third-party contract termination costs.

CBRE Press Release

February 8, 2018

Regional services businesses adjusted EBITDA margin on fee revenue is calculated as follows (dollars in thousands):

	Three Months Ended
	December 31,
	2017	2016	2015	2014

Regional services businesses revenue	$4,200,704	$3,711,704	$3,537,582	$2,637,761
Less: Pass through costs also recognized as revenue	1,381,563	1,168,532	1,144,971	613,742

Regional services businesses fee revenue	$2,819,141	$2,543,172	$2,392,611	$2,024,019

Regional services businesses adjusted EBITDA	$526,267	$505,835	$390,732	$348,966

Regional services businesses adjusted EBITDA margin on fee revenue	18.7%	19.9%	16.3%	17.2%

Revenue includes client reimbursed pass through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients, both of which are excluded from fee revenue. Reconciliations are shown below (dollars in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Occupier Outsourcing
Fee revenue (1) (2)	$729,218	$608,541	$2,523,264	$2,273,228
Plus: Pass through costs also recognized as revenue	1,227,863	1,032,059	4,230,111	3,805,336

Revenue (2)	$1,957,081	$1,640,600	$6,753,375	$6,078,564

Property Management
Fee revenue (2)	$156,239	$134,333	$549,953	$504,491
Plus: Pass through costs also recognized as revenue	153,700	136,473	590,085	540,424

Revenue (2)	$309,939	$270,806	$1,140,038	$1,044,915

(1)	Certain adjustments have been made to 2016 fee revenue to conform with current-year presentation.
(2)	Excludes associated leasing and sales revenue.

CBRE Press Release

February 8, 2018

CBRE GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	December 31,	December 31,
	2017	2016
Assets:
Cash and cash equivalents (1)	$751,774	$762,576
Restricted cash	73,045	68,836
Receivables, net	3,207,285	2,605,602
Warehouse receivables (2)	928,038	1,276,047
Property and equipment, net	617,739	560,756
Goodwill and other intangibles, net	4,653,852	4,392,431
Investments in and advances to unconsolidated subsidiaries	238,001	232,238
Other assets, net	1,014,096	881,101

Total assets	$11,483,830	$10,779,587

Liabilities:
Current liabilities, excluding debt	$3,695,855	$3,270,749
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Entities have committed to purchase) (2)	910,766	1,254,653
Senior term loans, net	193,475	744,332
5.00% senior notes, net	791,733	790,405
4.875% senior notes, net	591,972	591,203
5.25% senior notes, net	422,423	422,183
Other debt	24	30
Other long-term liabilities	798,034	648,787

Total liabilities	7,404,282	7,722,342

Equity:
CBRE Group, Inc. stockholders' equity	4,019,430	3,014,487
Non-controlling interests	60,118	42,758

Total equity	4,079,548	3,057,245

Total liabilities and equity	$11,483,830	$10,779,587

(1)	Includes $123.8 million and $73.3 million of cash in consolidated funds and other entities not available for company use as of December 31, 2017 and 2016, respectively.
(2)	Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.